Exhibit A
                                                                     Page 1 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                             As of December 31, 2002
                                   (Unaudited)


Assets

Current Assets:
   Cash and temporary cash investments                      $ 43,288,501
   Accounts receivable:
     Contract                                                 85,548,933
    Associated companies                                         197,687
     Other                                                       186,491
   Other                                                      18,667,569
                                                             -----------
      Total current assets                                   147,889,181
                                                             -----------

Other Property & Investments:
   Nonutility plant, net                                      16,313,266
   Other investments                                           1,436,620
                                                             -----------

      Total Other Property & Investments                      17,749,886
                                                             -----------

Goodwill, net                                                 60,686,935
                                                             -----------

Deferred Debits and Other Assets                              10,448,000
                                                             -----------


      Total Assets                                          $236,774,002
                                                             ===========

                                                                     Exhibit A
                                                                     Page 2 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                             As of December 31, 2002
                                   (Unaudited)



Liabilities and Stockholder's Equity

Current Liabilities:
   Notes payable                                            $       -
   Accounts payable                                           14,832,311
   Accrued income taxes                                        4,937,435
   Other                                                      52,194,964
                                                             -----------

      Total current liabilities                               71,964,710
                                                             -----------

Non-Current Liabilities:
   Deferred income taxes                                       5,809,000
   Other                                                         220,495
                                                             -----------

      Total non-current liabilities                            6,029,495
                                                             -----------

Stockholder's Equity:
   Common stock & capital surplus                            150,000,000
   Retained earnings                                           8,779,797
                                                             -----------

      Total stockholder's equity                             158,779,797
                                                             -----------


      Total Liabilities and Stockholder's Equity            $236,774,002
                                                             ===========

                                                                     Exhibit A
                                                                     Page 3 of 3

                                 MYR GROUP INC.
                        Consolidated Statement of Income
                  For the Twelve Months Ended December 31, 2002
                                   (Unaudited)



Operating Revenues                                          $518,971,220
                                                             -----------

Operating Expenses:
   Operation and maintenance expenses                        509,014,888
   Provision for depreciation and amortization                 1,648,237
                                                             -----------
      Total operating expenses                               510,663,125
                                                             -----------

Operating Income                                               8,308,095

Other Income & Deductions:
   Other income/(deductions)                                     250 263
   Taxes - other income & deductions                          (3,015,343)
                                                             -----------
      Total other income & deductions                         (2,765,080)
                                                             -----------

Income Before Net Interest Charges                             5,543,015

Net interest charges                                                   -
                                                             -----------

Net Income                                                  $  5,543,015
                                                             ===========